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                    ALLIANCE CAPITAL RESERVES

                   Certificate of Designation

         The undersigned, being the Secretary of Alliance Capital Reserves (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections
6.9 and 9.3 of the Declaration of Trust, dated October 15, 1984 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on December 13, 1988, the following resolution was adopted to establish a new series of shares of the Trust, designated the "Alliance Money Reserves Portfolio":

RESOLVED:     That there is hereby established and designated the
              Alliance Money Reserves Portfolio (hereinafter referred to as the "Money Reserves Portfolio").
              The beneficial interest in the Money Reserves
              Portfolio shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the Money
              Reserves Portfolio.  The Shares of the Money
              Reserves Portfolio shall have the following rights and preferences:

                   (a)  Assets Belonging to the Money Reserves
              Portfolio. Any portion of the Trust Property allocated to the Money Reserves Portfolio, and all consideration received by the Trust for the issue or-sale of Shares of the Money Reserves Portfolio, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the Money Reserves Portfolio and shall irrevocably belong to the Money Reserves Portfolio for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of any other series of Shares who are not Shareholders of the Money Reserves Portfolio shall not have, and shall be conclusively deemed to have waived, any claims to the assets of the Money Reserves Portfolio. Such consideration,



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              assets, interest, dividends, income, earnings,
              profits, gains and proceeds, together with any General Items allocated to the Money Reserves Portfolio as provided in the following sentence, are herein referred to collectively as "Portfolio Assets" of the Money Reserves Portfolio, and as assets "belonging to" the Money Reserves Portfolio. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series of the Trust (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the series of the Trust in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to the Money Reserves Portfolio shall belong to and be part of the Portfolio Assets of the Money Reserves Portfolio.

                   (b)  Liabilities of the Money Reserves
              Portfolio. The assets belonging to the Money Reserves Portfolio shall be charged with the liabilities in respect of the Money Reserves Portfolio and all expenses, costs, charges and reserves attributable to the Money Reserves Portfolio, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular series of the Trust shall be allocated and charged by the Trustees to and among any one or more of the series of the Trust in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to the Money Reserves Portfolio are herein referred to as "liabilities of" the Money Reserves Portfolio. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series of the Trust for all purposes. Any creditor of the Money Reserves Portfolio may look only to the assets of the Money Reserves Portfolio to satisfy such creditor's debt.

                   (c)  Dividends and Distributions.  The
              Trustees shall from time to time distribute ratably among the Shareholders of the Money Reserves
              Portfolio such proportion of the net profits, surplus (including paid-in surplus), capital or


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              assets of the Money Reserves Portfolio held by the
              Trustees as they may deem proper.  Such
              distributions may be made in cash or property (including without limitation any type of obligations of the Money Reserves Portfolio or any assets thereof), or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder, and the Trustees may distribute ratably among the Shareholders additional Shares of such series issuable hereunder in such manner, at such times and on such terms as the Trustees may deem proper. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Article VIII of the Declaration of Trust. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine, and in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or re-purchase proceeds of which have not yet been paid to such Shareholder. The Trustees may always retain from the net profits of the Money Reserves Portfolio such. amount as they may deem necessary to pay the debts or expenses of the Money Reserve Portfolio or to meet obligations of the Money Reserves Portfolio or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of the Money Reserves Portfolio such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

                   Inasmuch as the computation of net income and
              gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary


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              dividends and as capital gains distributions,
              respectively, additional amounts sufficient to enable the Trust or the series to avoid or reduce liability for taxes.

                   (d)  Liquidation.  In the event of the
              liquidation or dissolution of the Trust or of the Money Reserves Portfolio pursuant to Section 9.2 of the Declaration of Trust, the Shareholders of the Money Reserves Portfolio shall be entitled to receive, subject to the provisions of Section 9.2 of the Declaration of Trust when and as declared by the Trustees, the excess of the Portfolio Assets over the liabilities of the Money Reserves Portfolio. The assets so distributable to the Shareholders of the Money Reserves Portfolio shall be distributed among such Shareholders in proportion to the number of Shares of the Money Reserves Portfolio held by them and recorded on the books of the Trust.

                   (e)  Voting.  The Shareholders of the Money
              Reserves Portfolio shall have the voting rights set forth in or determined under 6.8 of the Declaration of Trust.

                   (f)  Redemption by Shareholder.  Each holder
              of Shares of the Money Reserves Portfolio shall have the right, upon and subject to the terms and conditions provided in Article VII of the Declaration of Trust, to require the Trust to redeem all or any part of such Shares. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder any such outstanding Shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share or of any class or series of shares in the assets of the Trust at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the


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              Prospectus from time to time. Payment shall be made
              in such manner as described in the Prospectus.

                   (g)  Redemption at the Option of the Trust.
              If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Money Reserves Portfolio has or may become concentrated in any Person to an extent which would disqualify the Trust or the Money Reserves Portfolio as a regulated investment company under the Internal Revenue Code of 1986, as amended from time to time, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares or other securities of the Money Reserves Portfolio sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Money Reserves Portfolio into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Money Reserves Portfolio to any Person whose acquisition of such Shares or other securities would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with
              Section 7.1 of the Declaration of Trust. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

                   The holders of Shares or other securities of
              the Money Reserves Portfolio shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Money Reserves Portfolio as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

                   The Trustees shall have the power at any time
              to redeem Shares of any Shareholder of the Money Reserves Portfolio at a redemption price determined in accordance with Section 7.1 of the Declaration of Trust if at such time the aggregate net asset value of the Shares in such Shareholder's account is less than $500. A Shareholder will be notified


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              that the value of his account is less than $500 and
              allowed at least sixty (60) days to make an additional investment before redemption is processed.

                   (h)  Net Asset Value.  The net asset value per
              Share of the Money Reserves Portfolio at any time shall be determined in accordance with the provisions of Article VIII of the Declaration of Trust.

                   (i)  Transfer.  All Shares of the Money
              Reserves Portfolio shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

                   Any person becoming entitled to any Shares of
              the Money Reserves Portfolio in consequence of the death, bankruptcy or incompetence of any Shareholder, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of The Commonwealth of Massachusetts.

                   (j)  Equality.  All Shares of the Money
              Reserves Portfolio shall represent an equal proportionate interest in the assets belonging to the Money Reserves Portfolio (subject to the


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              liabilities of the Money Reserves Portfolio), and
              each Share of the Money Reserves Portfolio shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) hereof that may exist with respect to dividends and distributions on Shares of the Money Reserves Portfolio. The Trustees may from time to time divide or combine the Shares of the Money Reserves Portfolio into a greater or lesser number of Shares of the Money Reserves Portfolio without thereby changing the proportionate beneficial interest in the assets belonging to the Money Reserves Portfolio or in any way affecting the rights of the holders of Shares of any other Fund.

                   (k)  Rights of Fractional Shares.  Any
              fractional Share of the Money Reserves Portfolio shall carry proportionately all the rights and obligations of a whole Share of the Money Reserves Portfolio, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Money Reserves Portfolio.

                   (l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of the Money Reserves Portfolio shall have the right to convert said Shares into Shares of one or more other series of the Trust in accordance with such requirements and procedures as the Trustees may establish.

                   (m)  Amendment, etc.  Subject to the
              provisions and limitations of Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the Money Reserves Portfolio, such amendment may be adopted by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a majority of the Trustees) when authorized to do so by the vote in accordance with
              Section 6.8 of the Declaration of Trust of the holders of a majority of all the Shares of the


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              Money Reserves Portfolio outstanding and entitled
              to vote.

                   (n)  Incorporation of Defined Terms.  All
              capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts.

         The Trustees further direct that, upon the execution of this Certificate of Designation, the officers of the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set his hand this 13th day of February, 1989.

                                  /s/ Edmund P. Bergan, Jr.
                                  ______________________________
                                  Edmund P. Bergan, Jr.,
                                  Secretary





























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                         ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   :
COUNTY OF NEW YORK )                        February 13, 1989

         Then personally appeared the above named Edmund P.
Bergan, Jr. and acknowledged the foregoing instrument to be his free act and deed.

    Before me,



                                  /s/ Barbara L. Long
                                  ______________________________
                                  Notary Public

                                  My commission expires:


[NOTARIAL SEAL]































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